SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 South Sandhill Road Suite 10, Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 26, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”), at which holders of Company Common Stock as of the close of business on October 19, 2018, the record date for the Special Meeting (the “Record Date”), voted on proposals to: (1) adopt the Plan of Merger and Reorganization Merger Agreement (the “Merger Agreement”) by and among Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin”), the Company and the Company’s wholly owned subsidiary, Quoin Merger Sub, Inc. (Proposal 1), (2) amend the Company’s Articles of Incorporation to effect a Reverse Split (the “Reverse Split”) of the Company’s issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-one hundred, with the exact ratio to be set at a whole number within this range, as determined by the Company’s board of directors in its sole discretion (Proposal 2), and (3) approve an amendment to the Articles of Incorporation of the Company which changes its name to Quoin Pharmaceuticals, Inc. at the effective time of the Merger (the “Name Change”) (Proposal 3).

Each proposal was described in detail in the Company’s definitive proxy statement, which was first filed with the SEC on October 19, 2018 and first mailed to the Company’s stockholders on or about October 31, 2018.

According to the report of the independent inspector of election, 144,830,920 shares of Company Common Stock were issued and outstanding, and entitled to vote at the Special Meeting, as of the Record Date, and the holders of a total of 99,993,419 shares of Company Common Stock, representing approximately 69% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting.  The final vote tally, as certified by the inspector of elections for the Special Meeting, shows that the proposal to adopt the Merger Agreement was approved by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.  The final vote tally also reflects approval of Proposal 2 (Reverse Split) and Proposal 3 (Name Change) by the requisite vote.

The final voting results on the proposals were as follows:

Proposal 1:

The total number of shares of Company Common Stock entitled to vote on Proposal 1 were voted as follows:

For	Against	Abstain
83,097,460	398,283	298,834

Proposal 2:

The total number of shares of Company Common Stock entitled to vote on Proposal 2 were voted as follows:

For	Against	Abstain
97,553,864	853,375	371,366

Proposal 3:

The total number of shares of Company Common Stock entitled to vote on Proposal 3 were voted as follows:

For	Against	Abstain
82,898,960	637,283	286,834

Adjournment of the Special Meeting was deemed not necessary or appropriate and was not acted upon because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement and transactions contemplated thereby, including the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett

Terry Howlett

Chief Executive Officer Date:

November 27, 2018

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